UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 3, 2004

                               NuWay Medical, Inc.
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             (Exact name of registrant as specified in its charter)

          Delaware                   000-19709              65-0159115
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   (State or other jurisdiction     (Commission           (IRS Employer
          of incorporation)         File Number)         Identification No.)

                 2603 Main Street, Suite 1150, Irvine, CA 92614
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (949) 235-8062

                                 Not Applicable
          ------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))



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ITEM 2.03 CREATION OF A DIRECT  FINANCIAL  OBLIGATION OR AN OBLIGATION  UNDER AN
OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

      As previously disclosed by NuWay Medical, Inc. (the Company) in its Annual Report on Form 10-KSB for the year ended December 31, 2003, the Company requires additional outside funds to maintain the costs of its business, since there are no operations generating revenue at present. From September 2004 through the date of filing this report, the Company raised a total of $171,000 in the form of convertible debt from third party investors, and this effort is ongoing. For the details of these transactions, please see the discussion under Item 3.02 of this report.

      In addition, the Company's President, Dennis Calvert, has loaned money to the Company by paying from his personal funds certain of the Company's expenses. A significant portion of these personal funds was obtained by Mr. Calvert by refinancing his primary residence and cashing out equity thereon. From October 2003 to February 22, 2005, the total amount loaned by Mr. Calvert was $143,141. The Company repaid $41,371 of this amount as of February 22, 2005. The Company and Mr. Calvert are in negotiations such that the $101,770 still outstanding and owed by the Company to Mr. Calvert will be repaid under the terms of a promissory note bearing interest of 10% per annum, requiring periodic payments and maturing in approximately one year. The terms of the note have yet to be finalized or agreed upon.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

      As previously disclosed by the Company in its Annual Report on Form 10-KSB for the year ended December 31, 2003, the Company requires additional outside funds to maintain the costs of its business, since there are no operations generating revenue at present. From September 2004 through the date of filing this report, the Company has raised a total of $190,000 from third party investors, and this effort is ongoing.

      On September 3, 2004, the Company received gross proceeds of $25,000 from two individual investors in connection with the sale of 5,000,000 shares of the Company's common stock.

      On October 4, 2004, the Company received gross proceeds of $50,000 from an outside investor and issued its convertible promissory note due and payable one year from the date of issuance. The note bears interest at a rate of 10% per annum, payable on the maturity date. The note can be converted, in whole or in part, into shares of the Company's Series A Preferred stock, on the basis of $.005 per share, at any time prior to maturity by either the Company or the lender. Each share of Series A Preferred Stock may be converted by the holder into one share of the Company's common stock. If the noteholder converts the note into Series A Preferred Stock, on or after the note's original maturity date the noteholder may require the Company to buy back the shares of Series A Preferred Stock for 110% of the principal amount of the promissory note (the "Buy Back Provision"). If the Company is unable to do so, the Company's president, Dennis Calvert, has agreed to buy back the shares on the same terms. If shares of Series A Preferred Stock are converted into common stock, the holder has the right to include (piggyback) the shares of common stock in a registration of securities filed by the Company, other than on Form S-4 or Form S-8.

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      The Company's  payment  obligations under the note may be accelerated upon the following events: (i) the sale of the Company's assets outside the ordinary course of business; (ii) a breach of the representations and warranties contained within the agreement evidencing the loan; (iii) the failure to timely pay the note; (iv) the Company's default in any other loan obligation greater
than   $100,000;   (v)   the   Company's   dissolution,   liquidation,   merger,
consolidation, bankruptcy, or future insolvency; and (vi) the commencement of any suit that threatens to have a material adverse effect on the Company, including the entry of a final judgment or settlement in excess of $100,000.

      On November 4, 2004, the Company received gross proceeds of $10,000 from an outside investor and issued a convertible promissory note on substantially the same terms as the previously described note.

      On January 6, 2005, the Company received gross proceeds of $25,000 from an outside investor and issued a convertible promissory note on substantially the same terms as the previously described note.

      On January 7, 2005, the Company received gross proceeds of $75,000 from two outside investors and issued convertible promissory notes on substantially the same terms as the previously described notes, except these notes do not include buy-back provisions, and allow conversion into a total of 18,000,000 shares of common stock at $0.0042 per common share, rather than $0.005 per Series A Preferred share.

      On February 10, 2005, the Company amended its obligations to Dr. James Seay, as the noteholder under the Company's promissory note dated November 20, 2003 in the principal amount of $50,000 and which matured on February 18, 2004. On the maturity date of the note the Company was obligated to pay the noteholder $65,000. The Company has paid the noteholder $30,000 and the balance of $35,000 remains outstanding. The amendment to the note entered into on February 10, 2005, (i) extends the maturity date of the note to February 3, 2006, (ii) provides for interest to accrue at a rate of 10% per annum (15% upon default), and (iii) allows for the conversion of the note into 7,000,000 shares of the Company's common stock, or $.005 per share.

      On February 13, 2005, the Company received gross proceeds of $5,000 from an outside investor and issued a convertible promissory note on substantially the same terms as the previously described notes, except the note does not include buy back provisions, and allow conversion into a total of 703,125 shares of common stock (at $0.0071 per common share, rather than $0.005 per Series A Preferred share)..

      On February 20, 2005, the Company received gross proceeds of $6,000 from an outside investor and issued a convertible promissory note on substantially the same terms as the previously described notes, except this note does not include buy-back provisions, and allows conversion into a total of 843,750 shares of common stock at $0.0071 per common share, rather than $0.005 per Series A Preferred share.

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      All of these  offerings  and sales were made in reliance on the  exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder as not involving a public offering of securities.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

      (C) EXHIBITS

      10.1 Form of Convertible Loan Agreement (convertible into Series A Preferred) entered into with each purchaser of convertible debt

      10.2 Form of Convertible Term Note (convertible into Series A Preferred) entered into with each purchaser of convertible debt

      10.3 Form of Convertible Loan Agreement (convertible into Common stock) entered into with each purchaser of convertible debt

      10.4 Form of Convertible Term Note (convertible into Common stock) entered into with each purchaser of convertible debt

      10.5 Amendment Number 1 to Promissory Note dated November 20, 2003 between NuWay Medical, Inc. and Dr. James Seay (attached as Exhibit
            10.23 to Form 10-KSB filed by the Company for the period ending December 31, 2003, filed with the Securities and Exchange Commission on November 16, 2004

      10.6 Form of Convertible Term Note (convertible into Common stock) entered into with respect to the February 2005 issuances referred to herein

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2005                              NUWAY MEDICAL, INC.


                                                     By: /s/ Dennis Calvert
                                                        ----------------------
                                                        Dennis Calvert
                                                        Chief Executive Officer

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